EXECUTION COPY DEED OF GUARANTEE 21 MAY 2026 Between JDEP COFFEE B.V. and the Guarantors listed in Schedule 1 Allen Overy Shearman Sterling LLP 0131192-0000033 UKEU_AOSHEARMAN: 130001330543.3 2 CONTENTS Clause Page 1. Interpretation .......................................................................................................................................... 3 2. Guarantee, Indemnity and Limitation on Liability ................................................................................. 3 3. Payments ................................................................................................................................................ 5 4. Amendment and Termination ................................................................................................................ 6 5. Release and Addition of a Guarantor ..................................................................................................... 6 6. General ................................................................................................................................................... 7 7. Governing Law and Jurisdiction ............................................................................................................ 7 Signatures ............................................................................................................................................................ 8 Schedule 1. List of Guarantors ................................................................................................................................ 10 2. Form of Guarantor Accession Notice .................................................................................................. 11 3 This Deed of Guarantee is made on 21 May 2026 between: (1) JDEP COFFEE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands with its statutory seat in Amsterdam, the Netherlands, and having its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands, registered with the Dutch trade register of the Chamber of Commerce under number 42051177 (the "Issuer"); and (2) THE ENTITIES LISTED IN SCHEDULE 1 (the "Guarantors" and each a "Guarantor"). WHEREAS: (A) On 24 September 2021, the Issuer issued (i) USD 750,000,000 1.375 per cent. Notes due 2027 (Reg S ISIN: USN44664AE56, 144A ISIN: US47216QAB95) and (ii) USD 500,000,000 2.250 per cent. Notes due 2031 (Reg S ISIN: USN44664AF22, 144A ISIN: US47216QAC78) (the "Notes"). In connection with the consummation of the acquisition by Keurig Dr Pepper Inc. ("KDP") of the Issuer, as announced on 13 April 2026, it is intended that certain cross-guarantees are entered into, pursuant to which the Issuer and the Guarantors guarantee each other’s outstanding indebtedness. (B) In connection therewith, the Guarantors have unconditionally and irrevocably and jointly and severally (subject to the provisions herein and Condition 3(c) of the relevant Notes) agreed to guarantee the payment of all sums expressed to be payable from time to time by the Issuer in respect of the relevant Notes to the holders of the Notes (the "Holders") (the "Guarantee"). This Deed of Guarantee witnesses as follows: 1. INTERPRETATION 1.1 Defined Terms: In this Deed of Guarantee, unless otherwise defined herein, capitalised terms shall have the same meaning given to them in the relevant Conditions. 1.2 Headings: Headings shall be ignored in construing this Deed of Guarantee. 1.3 Contracts: References in this Deed of Guarantee to this Deed of Guarantee or any other document are to this Deed of Guarantee or those documents as amended, supplemented or replaced from time to time in relation to the Programme and includes any document that amends, supplements or replaces them. 2. GUARANTEE, INDEMNITY AND LIMITATION ON LIABILITY 2.1 Guarantee: Each of the Guarantors unconditionally and irrevocably, and on a joint and several basis, guarantees (subject to the provisions herein) as primary obligor and not merely as surety, to each Holder, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium (if any), interest and additional amounts (if any) on the Notes and all other monetary obligations of the Issuer in respect of the Notes and the Coupons (collectively, the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. All payments under this Guarantee by the Guarantors shall be made subject to the Conditions. 2.2 Guarantors as Principal Debtor: As between the Guarantors and the Holders but without affecting the Issuer's obligations, the Guarantors shall be liable under this Guarantee as if each Guarantor were the sole principal debtor. Accordingly, except as expressly set forth in Clause 5, the obligations of each Guarantor shall not be subject to any reduction, limitation, impairment or termination for any 4 reason (other than payment of the Guaranteed Obligations in full), and shall not be subject to any defence of set-off, counterclaim, recoupment or termination whatsoever. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged, nor shall the liability of each Guarantor be affected, by anything that would not discharge such Guarantor or affect its liability if such Guarantor were the sole principal debtor, including (1) any time, indulgence, concession, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Guarantee or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Guarantee, the Notes, the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the failure of any Holder to exercise any right or remedy against any other Guarantor, (7) any change in the ownership of the Issuer, (8) the insolvency, winding-up, dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person, (9) the illegality, invalidity or unenforceability of or any defect in any provision of this Guarantee, the Notes, the Coupons or any of the Issuer's obligations under any of them, or (10) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor. The Guarantors hereby also agree that, so long as any sums are or may be owed by the Issuer in respect of the Notes or the Issuer is under any other actual or contingent obligation thereunder or in respect thereof, the Guarantors will not exercise any rights which the Guarantors may at any time have, by reason of the performance by the Guarantors of their respective obligations hereunder: (1) to claim any contribution from any other guarantor of the Issuer’s obligations under or in respect of any Note, (2) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Holder against the Issuer in respect of amounts paid by the Guarantors under this Guarantee in connection with the Notes and (3) to invoke any defence, privilege, right or remedy which at any time may be available to them in respect of their respective obligations hereunder, or under any other document, including, but not limited to, any right of set-off or counter claim which any of the Guarantors or the Issuer may have against the Holders. 2.3 Continuing Obligations of the Guarantors: Without prejudice to Clause 5, the obligations of each of the Guarantors under this Guarantee are and shall remain in full force and effect by way of continuing security until no sum remains payable under the Notes, the Coupons or this Guarantee. Furthermore, those obligations of the Guarantors are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from any of the Guarantors or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. Each of the Guarantors irrevocably waives all notices and demands of any kind. 2.4 Exercise of a Guarantor's Rights: So long as any sum remains payable under the Notes, the Coupons or this Guarantee, none of the Guarantors shall exercise or enforce any right, by reason of the performance of any of its obligations under this Guarantee, to be indemnified by the Issuer or to take the benefit of or enforce any security or other guarantee or indemnity. 2.5 Avoidance of Payments: The Guarantors shall, on a joint and several basis, on demand indemnify the relevant Holder, on an after tax basis, against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding- up, dissolution or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under the Notes or the Coupons and shall in any event pay to it on demand the amount as refunded by it. 2.6 Debts of Issuer: If any moneys become payable by the Guarantors under this Guarantee, the Issuer shall not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantors.

5 2.7 Indemnity: As separate, independent and alternative stipulations, each Guarantor unconditionally and irrevocably agrees: (1) that any sum that, although expressed to be payable by the Issuer under the Notes or the Coupons or by the Guarantors under this Guarantee, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantors or a Holder) not recoverable from such Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Holder on demand; and (2) as a primary obligation to indemnify each Holder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under the Notes or the Coupons or by the Guarantors under this Guarantee not being paid on the date and otherwise in the manner specified in this Guarantee or in the Conditions or any payment obligation of the Issuer under the Notes or the Coupons or by the Guarantors under this Guarantee being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to a Holder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum. 2.8 Limitation of Liability: The obligations of any Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Deed of Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance, unlawful financial assistance or fraudulent transfer. 2.9 Incorporation of Terms: Each Guarantor agrees that it will comply with and be bound by all such provisions contained in the Conditions which relate to the Guarantors. 3. PAYMENTS 3.1 Payments Free of Taxes: All payments by any Guarantor under this Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any Relevant Jurisdiction, unless such withholding or deduction is required by law. In that event, the relevant Guarantor(s) shall pay such additional amounts as will result in the receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable: (i) to, or to a third party on behalf of, a Holder who is liable to such taxes, duties, assessments or governmental charges in respect of such payment by reason of the Holder having some connection with any Relevant Jurisdiction other than the mere holding of the Note or Coupon; (ii) in respect of any demand for payment made more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such additional amounts on making such demand on the thirtieth such day; (iii) where such deduction or withholding would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner of the Notes, if and to the extent that the holder or any other person is legally entitled to do so and due and timely compliance is required by statute, by regulation of the Relevant Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the Relevant Jurisdiction is a party as a precondition to exemption from such deduction or withholding; or (iv) where such deduction or withholding is required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). 6 References herein to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, all Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 in the Conditions or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 of the Conditions or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under the Conditions. Notwithstanding any other provision herein in no event will any of the Guarantors be required to pay any additional amounts in respect of the Notes and Coupons for, or on account of, any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, or any official interpretations thereof, or any law implementing an intergovernmental approach thereto. 3.2 Payments Subject to Fiscal Laws: All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment (whether by operation of law or agreement of the Issuer or its Agents), but without prejudice to the provisions of Clause 3.1. 3.3 Stamp Duties: Each of the Guarantors covenants to and agrees with the Holders that it shall pay promptly, and in any event before any penalty becomes payable, any stamp, documentary, registration or similar duty or tax payable in any Relevant Jurisdiction, Belgium or Luxembourg, as the case may be, or in the country of any currency in which the Notes may be denominated or amounts may be payable in respect of the Notes or any political subdivision or taxing authority thereof or therein in connection with the entry into, performance, enforcement or admissibility in evidence of this Guarantee and/or any amendment of, supplement to or waiver in respect of this Guarantee and shall indemnify each of the Holders, on an after tax basis, against any liability with respect to or resulting from any delay in paying or omission to pay any such tax. 4. AMENDMENT AND TERMINATION Without prejudice to Clause 5, a Guarantor may not amend, vary, terminate or suspend this Guarantee or its obligations hereunder unless such amendment, variation, termination or suspension (i) is not prejudicial to the interests of the Holders, (ii) is to provide for the assumption of the Issuer’s or a Guarantor’s obligations in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable or (iii) shall have been approved by an Extraordinary Resolution to which the special quorum provisions specified in the Notes apply to the holders of each series of Notes outstanding, save that nothing in this Clause shall prevent a Guarantor from increasing or extending its obligations hereunder by way of supplement to this Guarantee at any time. 5. RELEASE AND ADDITION OF A GUARANTOR 5.1 The obligations of a Guarantor under this Guarantee (but not any payment obligation under the Guarantee which has already become due and payable) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) and no further action by the Issuer, any Guarantor or the Fiscal Agent shall be required for such release and discharge upon the occurrence of any of the events specified in the Upstream Guarantee (as defined below). "Upstream Guarantee" means the guarantee set out in Article X (Securities Guarantee) of the indenture dated 26 March 2026 between Maple and U.S. Bank Trust Company, National Association as amended or supplemented from time to time by one or more supplemental indentures thereto. 5.2 At any time from the date hereof, (i) prior to the Separation, any existing and future subsidiary (other than the Issuer) of KDP and (ii) immediately following the Separation, Maple and any existing and future subsidiary (other than the Issuer) of Maple, may assume the rights, duties and obligations of a 7 "Guarantor" hereunder and accede and become party to this Guarantee as a new Guarantor (a "New Guarantor") by executing a notice substantially in the form as set forth in Schedule 3 (a "Guarantor Accession Notice"). All parties hereto hereby irrevocably agree to such New Guarantor becoming a party to this Guarantee following completion and execution of the relevant Guarantor Accession Notice. 6. GENERAL 6.1 Benefit: This Guarantee shall enure for the benefit of the Holders. 6.2 Deposit of Guarantee: The Issuer and/or the Guarantors shall deposit this Guarantee with the Fiscal Agent, to be held by the Fiscal Agent until all the obligations of the Issuer and the Guarantors have been discharged in full. The Issuer and the Guarantors acknowledge the right of each Holder to the production of, and to obtain a copy of, this Guarantee. 7. GOVERNING LAW AND JURISDICTION 7.1 Governing Law: This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of New York. 7.2 Jurisdiction: The courts of the State of New York or the courts of the States of America located in the Borough of Manhattan, The City of New York are to have jurisdiction to settle any disputes that may arise out of or in connection with this Guarantee and accordingly any legal action or proceedings arising out of or in connection with this Guarantee (“Proceedings”) may be brought in such courts. The Issuer and the Guarantors waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of the Issuer and the Guarantors and each of the Holders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). In witness whereof the Issuer and the Guarantors have caused this Guarantee to be duly executed on the date stated at the beginning. - remainder of this page intentionally left blank; signature page(s) follow(s) - 8 SIGNATURES JDE PEET’S B.V. /s/ Robbe Mertens By: Robbe Mertens Title: Treasurer

On behalf of: KEURIG DR PEPPER INC. 234DP AVIATION, LLC A & W CONCENTRATE COMPANY BAIBRANDS LLC BEVERAGES DELAWARE INC. DPBEVERAGES INC. DPS AMERICASBEVERAGES, LLC DPSBEVERAGES, INC. DPS HOLDINGS INC. DR PEPPER/SEVEN-UPBEVERAGE SALES COMPANY DR PEPPER/SEVEN UP MANUFACTURING COMPANY DR PEPPER/SEVEN UP, INC. MAPLE PARENT HOLDINGS CORP. MOTT'S DELAWARE LLC MOTT'S LLP NANTUCKET ALLSERVE LLC SNAPPLEBEVERAGE CORP. SPLASH TRANSPORT, INC. THE AMERICANBOTTLING COMPANY /s/ Dan Morrell By: Dan Morrell Title: Vice President and Treasurer 10